EXHIBIT 99.1
NEWS RELEASE
Contact:	IPC Investor Contact:
Kelly O’Brien	Investor Relations
Intermarket	IPC New York
+1.212.754.5467	212-825-9060
kelly@intermarket.com	investors@ipc.com

IPC Reports Second Quarter and Year-to-Date 2005 Results

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
	(dollars in millions)
Revenue	$76.3	$69.8	$142.2	$122.5
Income from continuing operations	$1.5	$2.8	$1.7	$1.2
Income (Loss) from discontinued operations	$0.2	$0.0	$0.3	$(0.2)
Net income	$1.7	$2.8	$2.0	$1.0

New York, May 11, 2005 — IPC Acquisition Corp. (IPC), a leading provider of mission-critical voice communication solutions to global enterprises, today reported its financial results for the fiscal 2005 second quarter ended March 31, 2005.

Revenue increased 9.3%, or $6.5 million, in the three months ended, and 16.1%, or $19.7 million, for the six months ended March 31, 2005 compared to the same periods a year ago. The six-month results reflect growth in the Financial Services segment of approximately $17.2 million driven by increases in both network service and equipment service revenue, and $2.5 million of Command and Control segment revenue growth from the November 2004 acquisition of Orbacom .

“We are very pleased with the results of the business and the performance indicators. This is the eighth consecutive quarter of service revenue growth and the fifth straight quarter of net income from continuing operations. In addition to the growth in revenues from our network services and equipment services, our bookings remain healthy and backlog continues to increase. All of these favorable indicators are a confirmation of our ability to deliver and sell new, innovative and highly reliable products and service solutions to the most demanding sets of customers in the Financial Services and Command & Control segments. The recent changes and enhancements made to our business to focus on mission critical products and services have produced positive results and we expect continued success in the future.”

-more-

IPC Announces Fiscal 2005 Second Quarter Results cont.

IPC ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	March 31,	September 30,
	2005	2004
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$14,476	$27,270
Trade accounts receivable, net of allowance of $1,471 and $1,264, respectively	71,655	57,259
Inventories, net	46,357	31,176
Due from former affiliate	2,493	7,117
Prepaid and other current assets	6,081	4,041
Deferred taxes	14,626	13,132
Current assets of discontinued operations	50	2,548

Total current assets	155,738	142,543
Property, plant and equipment, net	25,418	24,846
Customer relationships, net	145,588	147,939
Technology, net	27,705	27,692
Trade name	16,300	16,300
Goodwill	85,253	82,621
Deferred financing costs, net	11,363	12,283
Other assets	2,927	1,035
Non-current assets of discontinued operations	—	40

Total assets	$470,292	$455,299

Liabilities and Stockholders’ Equity
Liabilities:
Current portion of long-term debt	$483	$2,157
Accounts payable	13,665	14,594
Accrued expenses and other current liabilities	32,578	35,984
Income taxes payable	8,929	9,147
Customer advances and deferred revenue on installation contracts	44,649	21,984
Deferred revenue on maintenance contracts	16,951	14,007
Current portion of guarantees on former parent obligations	—	155
Revolving credit facility	8,000	—
Current liabilities of discontinued operations	513	639

Total current liabilities	125,768	98,667
Term loan	47,118	47,293
Senior subordinated notes	150,000	150,000
Deferred purchase consideration	3,000	—
Deferred taxes	24,559	23,150
Deferred compensation	2,616	2,686
Guarantees on former parent obligations and other long-term liabilities	260	260

Total liabilities	353,321	322,056

Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.01 par value, (25,000,000 shares authorized; 14,718,592 shares issued and outstanding)	147	147
Paid in capital	146,759	146,479
Notes receivable for purchases of common stock	(213)	(276)
Deferred stock compensation	(811)	(645)
Accumulated deficit	(39,727)	(21,672)
Accumulated other comprehensive income	10,816	9,210

Total stockholders’ equity	116,971	133,243

Total liabilities and stockholders’ equity	$470,292	$455,299

IPC Announces Fiscal 2005 Second Quarter Results cont.

IPC ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenue:
Product sales and installations	$32,459	$32,243	$54,929	$53,701
Service	43,801	37,581	87,256	68,817

	76,260	69,824	142,185	122,518

Cost of goods sold (depreciation and amortization shown separately):
Product sales and installations	16,075	14,034	28,489	25,172
Service	20,959	18,440	42,199	33,981
Depreciation and amortization	1,087	968	2,169	1,710

	38,121	33,442	72,857	60,863

Gross profit	38,139	36,382	69,328	61,655

Research and development	5,267	3,599	9,298	7,008
Selling, general and administrative	18,602	14,749	35,735	27,673
Depreciation and amortization	1,726	1,403	3,205	2,734
Amortization of intangibles	4,479	3,925	8,500	7,701

Income from operations	8,065	12,706	12,590	16,539

Other income (expense):
Interest expense, net	(5,912)	(5,814)	(11,541)	(11,336)
Other income (expense), net	448	(140)	1,853	307

Income from continuing operations before income taxes	2,601	6,752	2,902	5,510

Income tax expense	1,105	3,939	1,232	4,311

Income from continuing operations	1,496	2,813	1,670	1,199

Discontinued operations:
Income (loss) from discontinued operations	438	(15)	538	(280)
Income tax expense (benefit)	203	(7)	246	(122)

Income (loss) from discontinued operations, net of tax	235	(8)	292	(158)

Net income	$1,731	$2,805	$1,962	$1,041

IPC Announces Fiscal 2005 Second Quarter Results cont.

Editor’s Note

•	IPC earnings conference call is scheduled for 11:00 a.m. E.T. Thursday, May 12, 2005. Dial 800-289-0730 or 913-981-5509 with conference code 4790459 or access via the Web at www.ipc.com or
http://phx.corporate-ir.net/playerlink.zhtml?c=89007&s=wm&e=1054568

•	Conference call replays will be available over the Web through July, 2005 at www.ipc.com.

About IPC
IPC is a leading provider of mission-critical voice communications solutions to global enterprises. With more than 30 years of expertise, IPC provides its systems and services to the world’s largest financial services firms, as well as to public safety; government; power, energy and utility; and transportation organizations. IPC offers its customers a suite of products and enhanced services that includes advanced Voice over IP technology, and integrated network and management services to 40 countries. Based in New York, IPC has over 800 employees throughout the Americas, Europe and the Asia Pacific regions. For more information visit www.ipc.com.

Statements made in this news release that state IPC’s or its management’s intentions, beliefs, expectations, or predictions for the future constitute “forward looking statements” as defined by federal securities laws, which involve significant risks and uncertainties. Many risks and uncertainties are inherent in the telecommunications equipment industry. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many factors, some or all of which are not predictable or within our control. Actual results may differ materially from results discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, are risks associated with concentration of our customers in the financial services industry, our ability to protect our intellectual property, our expansion into Command and Control communications products and services, substantial indebtedness, leverage and debt service, risks relating to the performance of our business and future operating results, risks of competition in our existing and future markets, loss or retirement of key executives, labor disputes, risks related to the notes and to high yield securities generally, general business and economic conditions, market acceptance issues, including potential technology changes and the risks inherent in new product and service introductions and the entry into new geographic markets, as well as those risk factors described in our filings with the SEC.

©2005 IPC Acquisition Corp. All Rights Reserved. IPC, IQMX, and ICMX are trademarks of IPC. All other trademarks are the property of their respective owners.

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